Exhibit 99.1

Dex One Posts Strong Second Quarter EBITDA and Free Cash Flow

Expands Digital Capabilities; Updates Full Year Guidance

CARY, N.C.--(BUSINESS WIRE)--July 28, 2011--Dex One Corporation (NYSE: DEXO) today announced its second quarter 2011 results, highlighted by strong EBITDA and free cash flow, the introduction of new digital solutions and the completion of new partnerships with leading digital companies. The company updated its full year guidance, raising its outlook for adjusted EBITDA and free cash flow.

Commenting on the quarter, Dex One CEO Alfred T. Mockett said, “We are executing against our strategic priorities and increasing our digital capabilities. Our expanded relationship with Google, which is only available to a select group of partners, provides us with distinct market advantages.”

Mr. Mockett continued, “During the quarter we launched new digital solutions, including reputation management and mobile websites, that will help our customers manage their online presence. We also expanded our Dex Guaranteed Actions program to more markets. This innovation is the industry’s first integrated marketing solution that provides upfront performance commitments. These advancements demonstrate our progress in transforming our operations to better address the rapidly shifting marketing needs of local business.”

SECOND QUARTER RESULTS SUMMARY
Metric (dollars in millions)	Results
Net revenue	$377
Adjusted EBITDA(1)	$157
Free cash flow(1)	$93
Adjusted net debt(1)	$2,504
Bookings	$316
Year over year change in bookings	(15.0%)
Advertising sales	$369
Year over year change in advertising sales	(14.6%)

Net loss, cash flow from operations and total debt (including fair value discount) in the second quarter were $602 million, $103 million and $2,597 million, respectively.

“Second quarter sales results met expectations amid continued difficult local business conditions. We continued to post industry leading margins and further reduced expenses due to rigorous cost management. These actions, along with revised tax planning, have allowed us to improve our guidance for EBITDA, free cash flow and net debt,” said Mockett.

During the second quarter, Dex One Corporation recorded a non-cash impairment charge that eliminated the remaining balance of its goodwill. This charge was associated with the decline in the price of the company’s securities and does not impact the company’s current or future cash flow, compliance with debt covenants or tax attributes.

2011 OUTLOOK

The company announced third quarter ad sales guidance and updated its previously issued full year guidance.

Guidance
Metric (dollars in millions)	Current	Prior(2)
Third Quarter
Year over year change in advertising sales	(14.0%) to (15.0%)	None

Full Year
Net revenue	$1,475 to $1,500	$1,475 to $1,525
Adjusted EBITDA(1)	$625 to $650	$600 to $650
Free cash flow(1)	$375 to $400	$300 to $350
Net debt - eliminating fair value discount(1)	$2,350	$2,400

The outlook for operating loss (midpoint), cash flow from operations (midpoint) and total debt (including fair value discount) are $406 million, $428 million and $2,401 million, respectively.

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Quarterly Report on Form 10-Q.

Advertising sales is a non-GAAP statistical measure and consist of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.

Bookings is another non-GAAP statistical measure that represent sales activity associated with our print directories and Internet based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

SECOND QUARTER CONFERENCE CALL

Dex One Corporation will be hosting a conference call to discuss its second quarter 2011 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-857-9771 – others should dial 517-308-9319. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET).

In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 800-372-5608 and internationally by dialing 402-344-6818. There is no pass code for the telephonic replay, which will be available through August 11.

Endnotes

1) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

2) Previously disclosed on May 2, 2011.

ABOUT DEX ONE

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions, including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

SAFE HARBOR PROVISION

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging online technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from customers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with CenturyLink, AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s 2011 Quarterly Report on Form 10-Q for the period ended June 30, 2011 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION		Schedule 1
INDEX OF SCHEDULES

	Schedule 1:	Index of Schedules

	Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2011, the three and five months ended June 30, 2010 (Successor Company) and the one month ended January 31, 2010 (Predecessor Company)

	Schedule 3:	Unaudited Adjusted Statements of Operating Income for the three and six months ended June 30, 2011 and Unaudited Adjusted and Combined Adjusted Statements of Operating Income for the three and six months ended June 30, 2010

	Schedule 4:	Unaudited Condensed Consolidated Balance Sheets at June 30, 2011 and December 31, 2010

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	Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2011, the three and five months ended June 30, 2010 (Successor Company) and the one month ended January 31, 2010 (Predecessor Company)

	Schedule 6:	Reconciliation of Non-GAAP Measures

	Schedule 7:	Statistical Measures - Advertising Sales and Bookings

	Schedule 8:	Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
					Schedule 2
Amounts in millions, except earnings (loss) per share

	Successor Company				Predecessor Company
	Three Months Ended	Six Months Ended	Three Months Ended	Five Months Ended	One Month Ended
	June 30, 2011	June 30, 2011	June 30, 2010	June 30, 2010	January 31, 2010
Net revenue (1)	$377.3	$768.5	$160.9	$214.0	$160.4
Expenses	222.1	439.2	185.1	294.2	76.1
Depreciation and amortization	61.9	116.0	59.6	99.0	20.2
Impairment charges (2)	801.1	801.1	769.7	769.7	-
Operating income (loss)	(707.8)	(587.8)	(853.5)	(948.9)	64.1
Gain on sale of assets (3)	-	13.4	-	-	-
Interest expense, net	(58.0)	(115.8)	(73.4)	(122.4)	(19.7)
Income (loss) before reorganization items, net and income taxes	(765.8)	(690.2)	(926.9)	(1,071.3)	44.4
Reorganization items, net (4)	-	-	-	-	7,793.1
Income (loss) before income taxes	(765.8)	(690.2)	(926.9)	(1,071.3)	7,837.5
Tax (provision) benefit	163.7	143.5	157.0	558.6	(917.5)
Net income (loss)	$(602.1)	$(546.7)	$(769.9)	$(512.7)	$6,920.0

Earnings (loss) per share (EPS):
Basic	$(12.01)	$(10.92)	$(15.39)	$(10.25)	$100.3
Diluted	$(12.01)	$(10.92)	$(15.39)	$(10.25)	$100.2
Shares used in computing EPS:
Basic	50.1	50.1	50.0	50.0	69.0
Diluted	50.1	50.1	50.0	50.0	69.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED ADJUSTED STATEMENTS OF OPERATING INCOME AND
UNAUDITED ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF OPERATING INCOME	Schedule 3a

Fresh Start Adjustments

The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting. As a result of the deferral and amortization method of revenue recognition, recognized gross advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting had a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precluded us from recognizing deferred revenue of $290.9 million and $546.0 million and certain deferred expenses of $62.3 million and $119.2 million during the three and five months ended June 30, 2010, respectively, associated with advertising sales fulfilled prior to the Fresh Start Reporting Date. Thus, our reported results for the three and five months ended June 30, 2010 were not indicative of our underlying operating and financial performance and are not comparable to any current period presentation.  Accordingly, management has provided a non-GAAP analysis that compares the Company’s (1) GAAP results for the three months ended June 30, 2011 to Non-GAAP Adjusted Results for the three months ended June 30, 2010 and (2) GAAP results for the six months ended June 30, 2011 to Non-GAAP Combined Adjusted Results for the six months ended June 30, 2010 for net revenue through depreciation and amortization expenses.

Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Non-GAAP Adjusted Results adjusts GAAP results of the Company for the three months ended June 30, 2010 to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $3.3 million for the three months ended June 30, 2010. Non-GAAP Combined Adjusted Results (1) combines GAAP results of the Company for the five months ended June 30, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to  (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $5.1 million for the five months ended June 30, 2010. Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as “cost-uplift.” Cost-uplift has been amortized over the terms of the applicable directories, not to exceed twelve months.

Fresh start accounting had an immaterial impact on our results of operations for the three and six months ended June 30, 2011 and therefore, we have not adjusted our GAAP results for this period. Management believes that the presentation of Non-GAAP Adjusted and Combined Adjusted Results will help financial statement users better understand the material impact fresh start accounting had on the Company’s results of operations for the three and five months ended June 30, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Company for the three and six months ended June 30, 2011. The Non-GAAP Adjusted and Combined Adjusted Results presented below are reconciled to the most comparable GAAP measures. While the Non-GAAP Adjusted and Combined Adjusted Results exclude the effects of fresh start accounting, it must be noted that the Non-GAAP Adjusted and Combined Adjusted Results are not comparable to the Company’s GAAP results for the three and six months ended June 30, 2011 and should not be treated as such. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Impairment Charges

The Company has excluded the goodwill impairment charge totaling $801.1 million from GAAP results for the three and six months ended June 30, 2011 and the goodwill and non-goodwill intangible asset impairment charges totaling $769.7 million from Non-GAAP Adjusted and Combined Adjusted Results for the three and six months ended June 30, 2010.
Amounts in millions

	Successor Company		Non-GAAP Adjusted
	Three Months Ended		Three Months Ended
Adjusted Results	June 30, 2011	Adjustments	June 30, 2011
Net revenue (1)	$377.3	$-	$377.3
Expenses	222.1	-	222.1
Depreciation and amortization	61.9	-	61.9
Impairment charges (2)	801.1	(801.1)	-
Operating income (loss)	$(707.8)	$(801.1)	$93.3

	Successor Company		Non-GAAP Adjusted
	Three Months Ended	Fresh Start and	Three Months Ended
Adjusted Results	June 30, 2010	Other Adjustments	June 30, 2010
Net revenue (1)	$160.9	$290.9	$451.8
Expenses	185.1	59.0	244.1
Depreciation and amortization	59.6	-	59.6
Impairment charges (2)	769.7	(769.7)	-
Operating income (loss)	$(853.5)	$1,001.6	$148.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED ADJUSTED STATEMENTS OF OPERATING INCOME AND				Schedule 3b
UNAUDITED ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF OPERATING INCOME (CONTINUED)

Amounts in millions

	Successor Company		Non-GAAP Adjusted
	Six Months Ended		Six Months Ended
Adjusted Results	June 30, 2011	Adjustments	June 30, 2011
Net revenue (1)	$768.5	$-	$768.5
Expenses	439.2	-	439.2
Depreciation and amortization	116.0	-	116.0
Impairment charges (2)	801.1	(801.1)	-
Operating income (loss)	$(587.8)	$(801.1)	$213.3

	Successor Company	Predecessor Company		Non-GAAP Combined Adjusted
	Five Months Ended	One Month Ended	Fresh Start and	Six Months Ended
Combined Adjusted Results	June 30, 2010	January 31, 2010	Other Adjustments	June 30, 2010
Net revenue (1)	$214.0	$160.4	$546.0	$920.4
Expenses	294.2	76.1	114.1	484.4
Depreciation and amortization	99.0	20.2	-	119.2
Impairment charges (2)	769.7	-	(769.7)	-
Operating income (loss)	$(948.9)	$64.1	$1,201.6	$316.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 4
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$169.6	$127.9
Accounts receivable, net	660.3	678.4
Deferred directory costs	140.9	147.0
Short term deferred income taxes, net	47.8	84.1
Other current assets	57.8	82.7
Total current assets	1,076.4	1,120.1

Fixed assets and computer software, net	171.1	188.7
Intangible assets, net (2)	2,285.5	2,369.2
Goodwill, net (2)	-	801.1
Other non-current assets	11.5	9.7
Total Assets	$3,544.5	$4,488.8

Liabilities and Shareholders' (Deficit) Equity
Accounts payable and accrued liabilities	$142.2	$154.5
Accrued interest	27.7	30.9
Deferred directory revenue	691.4	722.6
Current portion of long-term debt (5)	298.9	249.3
Total current liabilities	1,160.2	1,157.3

Long-term debt (5)	2,298.1	2,487.9
Deferred income taxes, net	42.4	205.8
Other non-current liabilities	61.8	111.9
Total liabilities	3,562.5	3,962.9

Shareholders’ (deficit) equity	(18.0)	525.9

Total Liabilities and Shareholders' (Deficit) Equity	$3,544.5	$4,488.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS					Schedule 5

Amounts in millions
	Successor Company				Predecessor Company
	Three Months Ended	Six Months Ended	Three Months Ended	Five Months Ended	One Month Ended
	June 30, 2011	June 30, 2011	June 30, 2010	June 30, 2010	January 31, 2010
Net cash provided by operating activities	$103.1	$212.6	$134.8	$240.1	$71.7

Investment activities:
Additions to fixed assets and computer software	(9.9)	(14.8)	(8.8)	(15.2)	(1.8)
Proceeds from sale of assets	-	15.4	-	-	-
Net cash (used in) provided by investing activities	(9.9)	0.6	(8.8)	(15.2)	(1.8)

Financing activities:
Credit facilities repayments	(60.2)	(155.0)	(150.2)	(303.4)	(511.3)
Debt issuance costs and other financing items, net	0.2	0.4	(1.9)	(2.8)	(22.1)
(Decrease) increase in checks not yet presented for payment	(0.2)	(16.9)	0.4	3.7	(3.0)

Net cash (used in) financing activities	(60.2)	(171.5)	(151.7)	(302.5)	(536.4)

Increase (decrease) in cash and cash equivalents	33.0	41.7	(25.7)	(77.6)	(466.5)
Cash and cash equivalents, beginning of period	136.6	127.9	147.5	199.4	665.9
Cash and cash equivalents, end of period	$169.6	$169.6	$121.8	$121.8	$199.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES				Schedule 6a

(unaudited)

EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business.  Adjusted EBITDA of the Successor Company for the three months ended June 30, 2011 is determined by adjusting EBITDA for (i) impairment charges and (ii) stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Successor Company for the six months ended June 30, 2011 is determined by adjusting EBITDA for  (i) impairment charges, (ii) stock-based compensation expense and long-term incentive program and (iii) gain on sale of assets. Adjusted EBITDA of the Successor Company for the three and five months ended June 30, 2010 is determined by adjusting EBITDA (i) to eliminate the fresh start accounting impact on revenue and certain expenses, (ii) to exclude the impact of cost-uplift recorded under fresh start accounting, (iii) exclude goodwill and non-goodwill intangible asset impairment charges and (iv) adjust for stock-based compensation expense and long-term incentive program.

Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for (i) reorganization items, net and (ii) stock-based compensation expense and long-term incentive program.

Combined adjusted EBITDA for the six months ended June 30, 2010 combines the adjusted EBITDA of the Successor Company for the five months ended June 30, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company
Reconciliation of net income (loss) - GAAP to EBITDA, Adjusted EBITDA and Combined	Three Months Ended	Six Months Ended	Three Months Ended	Five Months Ended
Adjusted EBITDA	June 30, 2011	June 30, 2011	June 30, 2010	June 30, 2010

Net loss - GAAP	$(602.1)	$(546.7)	$(769.9)	$(512.7)
Less tax benefit	(163.7)	(143.5)	(157.0)	(558.6)
Plus interest expense, net	58.0	115.8	73.4	122.4
Plus depreciation and amortization	61.9	116.0	59.6	99.0
EBITDA	$(645.9)	$(458.4)	$(793.9)	$(849.9)

Plus: Impairment charges (2)	801.1	801.1	769.7	769.7

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three and five months ended June 30, 2010 absent our adoption of fresh start accounting required under GAAP.	-	-	290.9	546.0

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	-	-	3.3	5.1

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three and five months ended June 30, 2010 absent our adoption of fresh start accounting required under GAAP.	-	-	(62.3)	(119.2)

Less: Gain on sale of assets (3)	-	(13.4)	-	-

Plus: Stock-based compensation expense and long-term incentive program	1.9	3.2	4.3	5.9

Adjusted EBITDA - Successor Company	$157.1	$332.5	$212.0	$357.6

	Predecessor Company
	One Month Ended
	January 31, 2010

Net income - GAAP	$6,920.0
Plus: tax provision	917.5
Plus: interest expense, net	19.7
Plus depreciation and amortization	20.2
EBITDA	7,877.4

Less: Reorganization items, net (4)	(7,793.1)

Plus: Stock-based compensation expense and long-term incentive program	1.1

Adjusted EBITDA - Predecessor Company	$85.4

	Six Months Ended
Combined Adjusted EBITDA	June 30, 2010

Adjusted EBITDA - Successor Company	$357.6
Adjusted EBITDA - Predecessor Company	85.4
Combined adjusted EBITDA	$443.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)				Schedule 6b
(unaudited)
Adjusted cash flow from operations, Free cash flow, Adjusted free cash flow and Combined Adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Adjusted cash flow from operations, Free cash flow, Adjusted free cash flow and Combined Adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these adjusted cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted cash flow from operations of the Successor Company for the three and five months ended June 30, 2010 and the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments.

Adjusted free cash flow is determined by subtracting additions to fixed assets and computer software - GAAP from Adjusted cash flow from operations.

Combined Adjusted free cash flow for the six months ended June 30, 2010 combines the Adjusted free cash flow of the Successor Company for the five months ended June 30, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company
	Three Months Ended	Six Months Ended	Three Months Ended	Five Months Ended
Reconciliation of cash flow from operations - GAAP to free cash flow, adjusted free cash flow and combined adjusted free cash flow	June 30, 2011	June 30, 2011	June 30, 2010	June 30, 2010

Cash flow from operations - GAAP	$103.1	$212.6	$134.8	$240.1
Add : Cash reorganization payments	-	-	14.2	23.0
Adjusted cash flow from operations (Three and Five Months Ended June 30, 2010 only)	103.1	212.6	149.0	263.1
Less: Additions to fixed assets and computer software - GAAP	9.9	14.8	8.8	15.2
Free cash flow - Successor Company	$93.2	$197.8
Adjusted free cash flow - Successor Company			$140.2	$247.9

	Predecessor Company
	One Month Ended
	January 31, 2010

Cash flow from operations - GAAP	$71.7
Add: Cash reorganization payments	3.5
Adjusted cash flow from operations	75.2
Less: Additions to fixed assets and computer software - GAAP	1.8
Adjusted free cash flow - Predecessor Company	$73.4

Combined Adjusted Free Cash Flow	Six Months Ended
	June 30, 2010
Adjusted free cash flow - Successor Company	$247.9
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$321.3

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (5) (6)	June 30, 2011	December 31, 2010
Debt - GAAP	$2,597.0	$2,737.2
Less: Cash and cash equivalents	(169.6)	(127.9)
Net debt	2,427.4	2,609.3
Fair value discount	76.2	91.0
Net debt - eliminating fair value discount	$2,503.6	$2,700.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)	Schedule 6c
(unaudited)

Amounts in millions

Full Year 2011
Reconciliation of adjusted EBITDA outlook (midpoint) to adjusted operating income outlook (midpoint) and operating loss - GAAP outlook (midpoint)	Outlook

Adjusted EBITDA outlook (midpoint)	$638
Less: depreciation and amortization	(236)
Adjusted operating income outlook (midpoint)	402
Less: Stock-based compensation expense and long-term incentive program	(7)
Less: Goodwill impairment charge	(801)
Operating loss - GAAP outlook (midpoint)	$(406)

Reconciliation of free cash flow outlook (midpoint) to cash flow from	Full Year 2011
operations outlook - GAAP (midpoint)	Outlook

Free cash flow outlook (midpoint)	$388
Plus: Additions to fixed assets and computer software	40
Cash flow from operations outlook - GAAP (midpoint)	$428

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (5) (6)	Outlook at December 31, 2011
Debt - GAAP	$2,401
Less: Cash and cash equivalents	(113)
Net debt	2,288
Fair value discount	62
Net debt - eliminating fair value discount	$2,350

DEX ONE CORPORATION						Schedule 7
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES AND BOOKINGS PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Six Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Advertising Sales (7)	June 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

2011 Advertising sales	$ 733.3	$ 368.8	$ 364.5

2010 Advertising sales as previously disclosed	$ 895.1	441.9	453.2	$ 442.5	$ 333.4	$ 441.9

Adjustments primarily related to changes in publication dates and other factors	(26.2)	(10.0)	(16.2)	0.7	(21.3)	(10.0)

2010 Advertising sales	$ 868.9	$ 431.9	$ 437.0	443.2	312.1	431.9

2009 Advertising sales as previously disclosed				487.8	419.9	522.8

Adjustments primarily related to changes in publication dates and other factors				24.9	(49.8)	(15.2)

2009 Advertising sales				$ 512.7	$ 370.1	$ 507.6

Advertising sales percentage change over prior year periods	(15.6%)	(14.6%)	(16.6%)	(13.6%)	(15.7%)	(14.9%)

	Six Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Bookings (7)	June 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

Bookings percentage change over prior year periods	(15.5%)	(15.0%)	(15.9%)	(15.8%)	(15.1%)	(14.8%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 8
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)

Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish. Advertising revenues also include revenues from our Internet-based marketing solutions including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new marketing solutions, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based marketing solutions that are sold with print advertising are recognized under the deferral and amortization method whereby revenues are initially deferred when a directory is published, net of sales claims and allowances, and recognized ratably over the directory’s life, which is typically 12 months.  Revenues with respect to Internet-based marketing solutions that are sold standalone, such as DexNet, are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are non-performance based are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are performance-based are recognized as the service is delivered or fulfilled.

(2)

Based upon our announcement in May 2011 of the impending departure of our Executive Vice President and Chief Financial Officer, the continued decline in the trading value of our debt and equity securities and revisions made to our long-term forecast, the Company concluded there were indicators of impairment as of May 31, 2011. As a result, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets as of May 31, 2011. The impairment testing results for recoverability of our definite-lived intangible assets and other long-lived assets indicated they were recoverable and thus no impairment test was required as of May 31, 2011. Based upon the testing results of our goodwill, we determined that the remaining goodwill assigned to each of our reporting units was fully impaired and thus recognized an aggregate goodwill impairment charge of $801.1 million during the three and six months ended June 30, 2011, which was recorded at each of our reporting units. As of June 30, 2011, the Company has no recorded goodwill at any of its reporting units. We have removed the goodwill impairment charge from GAAP results for the three and six months ended June 30, 2011 to arrive at adjusted results.

During the three months ended June 30, 2010, the Company concluded that there were indicators of impairment and as a result, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets as of June 30, 2010. The testing results of our definite-lived intangible assets and other long-lived assets resulted in a non-goodwill intangible asset impairment charge of $17.3 million during the three and five months ended June 30, 2010 associated with trade names and trademarks, technology, local customer relationships and other from our former Business.com reporting unit. The Company also recognized a goodwill impairment charge of $752.3 million during the three and five months ended June 30, 2010 resulting from our impairment testing, which was recorded at each of our reporting units. The sum of the goodwill and non-goodwill intangible asset impairment charges totaled $769.7 million for the three and five months ended June 30, 2010. We have removed these impairment charges from Adjusted and Combined Adjusted results for the three and six months ended June 30, 2010.

(3)	On February 14, 2011, we completed the sale of substantially all net assets of Business.com. As a result, we recognized a gain on sale of these assets of $13.4 million during the six months ended June 30, 2011.

(4)	Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code were recorded as a separate line item on the unaudited condensed consolidated statement of operations. The Predecessor Company had recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments.

(5)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $76.2 million at June 30, 2011.

(6)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 5 and represents principal amounts due at maturity.

(7)	Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based marketing solutions with respect to which such advertising first appeared publicly during the period.
In order to provide more visibility into what the Company will book as revenue in the future, we present a non-GAAP statistical measure called bookings, which represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Investors & Media, 800-497-6329